Salarius Pharmaceuticals CEO Issues Letter to Stockholders    Houston, TX – August 12, 2019 – Salarius Pharmaceuticals, Inc. (Nasdaq: SLRX), a clinical‐stage  oncology company targeting the epigenetic causes of cancers, today announced that its chief  executive officer, David Arthur, issued an open letter to Salarius’ stockholders following the  completion of the reverse merger with Flex Pharma, Inc. The following letter can also be viewed  on Salarius’ website.    Dear Stockholder,    We are thrilled to have completed the merger with Flex Pharma and to have begun trading on  Nasdaq with the new trading symbol “SLRX”. This represents the culmination of many years of  hard work, dedication, and innovation from talented people, and we are proud of what we  have accomplished.    Following the reverse merger, Salarius’ stockholder base is now comprised of a combination of  former Flex Pharma stockholders, former unit holders of Salarius Pharmaceuticals, LLC, and  new stockholders. The purpose of this letter is to provide each of you with an overview and  update on Salarius Pharmaceuticals, Inc. and our plan for building stockholder value by  advancing clinical programs.    Salarius’ development trajectory is on course and we look forward to your support as we work  toward developing novel treatments for patients who need them the most. We believe in our  science, vision and clinical programs that are poised to generate data validating our approach.  Additionally, prior to entering into the merger agreement with Flex Pharma, our technology,  pipeline, clinical plan, market opportunity, finances, and management team were reviewed  carefully by Flex Pharma. Flex Pharma selected Salarius based on due diligence and discussions  with nearly 40 other companies, which we believe provides substantial third‐party validation  for our business.    In short, Salarius is a cancer‐focused biotechnology company developing treatments for  patients who need them the most. Today, that includes active clinical development programs  dedicated to delivering new therapeutic options for:     Patients with Ewing Sarcoma, a rare and devastating bone and soft‐tissue cancer that  mostly afflicts children and young adults for which no approved targeted therapies are  currently available. Unfortunately, the standard of care treatment for these children and  young adults currently is adult chemotherapy, radiation and often disfiguring surgeries.   Patients with advanced solid tumors, such as prostate, breast, and ovarian cancers who  have not responded to or are no longer responding to standard of care treatments and  are seeking new potential treatments.    2450 Holcombe Boulevard, Suite J608, Houston, Texas 77021    www.salariuspharma.com

Our lead drug candidate or potential medicine, Seclidemstat, is an oral tablet with a targeted,  disease‐specific mechanism of action, unlike toxic chemotherapy.    Our technology targets the epigenetic causes of cancer. Epigenetics is the study of the  regulatory system that controls how genes are turned “on” or “off.” In certain cancers, the  proteins that regulate gene expression become dysregulated and incorrectly turn genes “on” or  “off,” which in some cases leads to cancer progression. Drugs that are able to safely modify the  activity of these epigenetic regulators may correct the gene changes that are driving the  disease. The field of epigenetics is maturing, and with a differentiated drug candidate in two  clinical studies, Salarius has the potential to become a leader in this exciting area of cancer  research.     The Food and Drug Administration (FDA) has already granted our lead drug candidate,  Seclidemstat, both Orphan Drug and Rare Pediatric Disease designations, conferring certain  regulatory benefits and commercial advantages upon a potential FDA approval. If proven  efficacious with a benefit‐risk profile that the FDA judges to be positive and supportive of  approval, Seclidemstat could qualify to receive a pediatric priority review voucher (PRV), which  the FDA awards to companies developing a drug or biologic that targets a rare pediatric  disease. If received, this voucher adds significant value to our Seclidemstat program. PRVs can  be sold to other qualifying companies and based on 2017‐2018 selling prices, a PRV has a value  ranging between $80 million and $150 million.    Our Ewing Sarcoma program is progressing in a Phase 1 clinical trial that is currently in the dose  escalation phase, and we expect to establish the maximum tolerable dose (MTD) in early‐2020.  We then expect to commence dose expansion with the potential for reporting early cohort data  later in 2020.    We are also developing Seclidemstat for adults with advanced solid tumor cancers. We recently  began enrolling a Phase 1 dose escalation/dose expansion study in advanced solid tumors,  including but not limited to, breast, ovarian and prostate cancer patients. Early cohort data  readouts are also expected in 2020.    Importantly, in 2016, Salarius was granted a $18.7 million Product Development Award from  the Cancer Prevention and Research Institute of Texas (CPRIT), of which approximately $11.8  million remains available to Salarius. This funding, which does not dilute investor equity  holdings, has enabled us to move our programs forward. In addition, the National Pediatric  Cancer Foundation (NPCF) provides financial support funding our Ewing sarcoma clinical trial.  This NPCF funding also does not dilute investor equity holdings.    We are committed to advancing Seclidemstat toward potential FDA and global approval. Our  team of scientists, clinicians, and other professionals, as well as our Board of Directors and  Scientific Advisors are dedicated to this effort and to the opportunity to improve patients’ lives.  2450 Holcombe Boulevard, Suite J608, Houston, Texas 77021    www.salariuspharma.com

In addition, Salarius’ executive officers and Board members, and certain executive officers,  directors and stockholders of Flex Pharma (prior to the merger), agreed to a 90‐day restriction  on sales by them of the company’s shares. We see great potential for Seclidemstat, for our  clinical pipeline, and for our ability meet the unmet medical needs of patients.    In terms of upcoming financial disclosures, we plan to file a Form 8‐K/A within the next few  months that will contain certain interim and pro forma financial information relating to the  merger of the two companies. Going forward, we will report our quarterly and year‐end  financial results, as required, on a typical filing schedule for public companies, including our  results for the third quarter ended September 30, 2019.    We believe stockholder value is created by reporting clinical data showing patient benefit in  response to Seclidemstat. To that end, our timeline for releasing clinical data and reaching  possible inflection points is largely unchanged. In June 2019, Salarius was a private company  executing a clinical plan to potentially report early patient cohort data in 2020. Two months  later, we are a public company listed on Nasdaq executing that same clinical plan to potentially  report early patient cohort data in 2020.    Our top priority is the continued execution of our clinical trials and as such, patient enrollment  and efficient clinical operations remain our top focus. We look forward to providing updates on  our progress and we invite you to visit our website at salariuspharma.com for more  information.     We thank you for your current support and for your continued support as we strive to deliver  maximum value for you, our stockholder, and deliver potential new medicines for the many  patients and their families fighting cancer.    Best regards,          David Arthur  Chief Executive Officer  XXX    About Salarius Pharmaceuticals  Salarius Pharmaceuticals, LLC is a clinical‐stage oncology company targeting the epigenetic  causes of cancers and is developing treatments for patients that need them the most. The  company’s lead candidate, Seclidemstat, is currently in clinical development for treating Ewing  sarcoma, for which it has Orphan Drug designation and Rare Pediatric Disease Designation by  2450 Holcombe Boulevard, Suite J608, Houston, Texas 77021    www.salariuspharma.com

the U.S. Food and Drug Administration. Salarius believes that Seclidemstat is one of only two  reversible inhibitors of the epigenetic modulator LSD1 currently in human trials, and that it  could have potential for improved safety and efficacy compared to other LSD1‐targeted  therapies. Salarius is also developing Seclidemstat for a number of cancers with high unmet  medical need, with an ongoing clinical study in Ewing sarcoma and a clinical study in advanced  solid tumors, including prostate, breast and ovarian cancers. Salarius receives financial support  from the National Pediatric Cancer Foundation to advance the Ewing sarcoma clinical program  and is also the recipient of an $18.7 million Product Development Award from the Cancer  Prevention and Research Institute of Texas (CPRIT). For more information, please  visit salariuspharma.com.    Forward‐Looking Statements  This press release contains “forward‐looking statements” within the meaning of the Private  Securities Litigation Reform Act of 1995. All statements, other than statements of historical  facts, included in this press release are forward‐looking statements. Examples of such  statements include, but are not limited to, statements relating to: the potential for  Seclidemstat to target the epigenetic dysregulation underlying Ewing sarcoma and advanced  solid tumors including, but not limited to, prostate, breast, and ovarian cancers; expected  timing and results of clinical studies; Salarius’ development trajectory; third‐party validation for  Salarius’ business; changes in the field of epigenetics and Salarius’ potential in such field; the  likelihood of Seclidemstat qualifying to receive a pediatric priority review voucher (PRV) and the  potential value of such PRV; Seclidemstat’s FDA and global approval and expected benefits and  advantages upon obtaining FDA approval; the nature, strategy and focus of the company; and  the development and commercial potential of any product candidates of the company. Salarius  may not actually achieve the plans, carry out the intentions or meet the expectations or  objectives disclosed in the forward‐looking statements. You should not place undue reliance on  these forward‐looking statements. These statements are subject to risks and uncertainties  which could cause actual results and performance to differ materially from those discussed in  the forward‐looking statements. These risks and uncertainties include, but are not limited to,  the following: the ability of the company to raise additional capital to meet the company’s  business operational needs and to achieve its business objectives and strategy; the company’s  ability to project future capital needs and cash utilization; future clinical trial results; that the  results of studies and clinical trials may not be predictive of future clinical trial results; the  sufficiency of Salarius’ intellectual property protection; risks related to the drug development  and the regulatory approval process; and the competitive landscape and other industry‐related  risks. Salarius disclaims any intent or obligation to update these forward‐looking statements to  reflect events or circumstances that exist after the date on which they were made.    Contacts    Investor Relations  LifeSci Advisors, LLC  2450 Holcombe Boulevard, Suite J608, Houston, Texas 77021    www.salariuspharma.com

Jeremy Feffer  Managing Director  (212) 915‐2568  jeremy@lifesciadvisors.com     Media Relations:  Tiberend Strategic Advisors, Inc.  Johanna Bennett  Senior Vice President  (212) 375‐2686  jbennett@tiberend.com     2450 Holcombe Boulevard, Suite J608, Houston, Texas 77021    www.salariuspharma.com